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Microfilm Number_____________  Filed with the Department of State on Feb 1, 1993
                                                                     -----------

Entity Number 2242168                            [NAME OMITTED]
             --------         --------------------------------------------------
                                           Secretary of the Commonwealth

                      ARTICLES OF INCORPORATION-FOR PROFIT
                                       OF
                       Prospect Park LTC Management, Inc.
                       ----------------------------------
                               Name of Corporation
                     A TYPE OF CORPORATION INDICATED BELOW

Indicate type of domestic corporation:

XX Business stock (15 Pa.C.S. ss 1306)             __ Management (15 Pa.C.S. ss 2702)
--

__ Business-nonstock (15 Pa.C.S. ss 2102)          __ Professional (15 Pa.C.S. ss 2903)

__ Business-statutory close (15 Pa.C.S. ss 2303)   __ Insurance (15 Pa.S.C. ss 3101)

                      ___ Cooperative (15(Pa.C.S. ss 7102)

             DSCB: 15-1306/2102/2303/2702/2903/3101/7102A (Rev 91)

         In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby, state(s) that:

1. The name of the corporation is: Prospect Park LTC Management, Inc.
                                   ---------------------------------------------

--------------------------------------------------------------------------------

2. The (a) address of this corporation's initial registered office in this Commonwealth or (b) name of it's commercial registered office provider and the county of venue is:

(a) ____________________________________________________________________________
    Number and Street         City           State        Zip     County

(b) c/o: C T Corporation System                                  Philadelphia
    ----------------------------------------------------------------------------
         Name of Commercial Registered Office Provider           County

For a corporation represented by a commercial registered office provider, the county in (o) shall be deemed the county in which the corporation is located for venue can critical publication purposes.

3. The corporation is Incorporated under the provisions of the Business Corporation Law of 1988.

4. The aggregate number of shares authorized is: 1,000 ($1 par)
                                                 ---------------
   (other provisions, if any, attach 8 1/2 x 11 sheet)

5. The name and address, Including number and street, if any, of each Incorporator is:

Name                Address

Mary L. Nippell     Mesirov, Gelman, at als
---------------     ------------------------------------------------------------
                    1735 Market Street, 38th Floor
                    Philadelphia, PA 19103
---------------     ------------------------------------------------------------

6. The specified effective date, if any, is:___________________________________
                                             month    day   year   hour,  if any

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DSCB: 15-1306/2102/2303/2702/2903/3101/7102A (Rev 91)-2

7. Any additional provisions of the articles, if any attach an 8 1/2 x 11 sheet.

8. Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "public offering" within the meaning of the Securities Act of 1933 (15 U.S.C. ss 77a et seq).

9. Cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among it members/shareholders is:________________________________________________________

10. In all elections for Directors, each shareholder entitled to vote shall be entitled to only one vote for each share held, it being intended hereby to deny to shareholders the right of cumulative voting in the election of Directors.

IN TESTIMONY WHEREOF, the incorporation(s) has (been) signed these Articles of Incorporation this 28th day of January 1993.
                   ----        --------------

Mary L. Nippell
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Mary L. Nippell (Signature)                         (Singature)